                Exhibit 99.2

FLATROCK COMPRESSION HOLDINGS, LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Three Months Ended

March 31, 2026

                Exhibit 99.2

FLATROCK COMPRESSION HOLDINGS, LLC

                Exhibit 99.2

FLATROCK COMPRESSION HOLDINGS, LLC CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2026 (in thousands) (unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$31
Trade accounts receivable, net of provision for credit losses	3,004
Inventory, net of allowance for obsolescence	6,797
Prepaid expenses and other	483
Total current assets	10,315
Property and equipment, net of accumulated depreciation	57,783
Goodwill	2,840
Intangible assets, net of accumulated amortization	3,899
Other assets	1,242
Total assets	$76,079
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	$2,175
Accrued liabilities	1,904
Line of credit	42,561
Total current liabilities	46,640
Other long-term liabilities	733
Total liabilities	47,373
Commitments and contingencies (Note 10)
Members’ Equity	28,706
Total liabilities and members’ equity	$76,079

                Exhibit 99.2

FLATROCK COMPRESSION HOLDINGS, LLC CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2026 (in thousands) (unaudited)

Revenue:
Rental	$8,939
Aftermarket services and parts	1,114
Total revenue	10,053
Cost of revenues (excluding depreciation and amortization):	3,786
Selling, general and administrative expenses	1,544
Depreciation and amortization	2,454
Gain on disposition of assets, net	(21)
Total operating costs and expenses	7,763
Operating income	2,290
Other expense:
Interest expense	(807)
Other expense, net	(14)
Total other expense, net	(821)
Income before income taxes	1,469
Provision for income taxes	(32)
Net income	$1,437

                Exhibit 99.2

FLATROCK COMPRESSION HOLDINGS, LLC CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2026 (in thousands) (unaudited)

January 1, 2026	$28,900
Membership units issued	5
Distributions to members	(1,636)
Net income	1,437
March 31, 2026	$28,706

                Exhibit 99.2

FLATROCK COMPRESSION HOLDINGS, LLC. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2026 (in thousands) (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,454
Gain on the disposition of assets, net	(21)
Amortization of debt issuance costs	21
Provision for credit losses	18
Changes in operating assets and liabilities:
Trade accounts receivables	1,059
Inventory	(467)
Prepaid expenses	424
Accounts payable and accrued liabilities	711
NET CASH PROVIDED BY OPERATING ACTIVITIES	5,636
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,696)
Proceeds from disposition of assets, net	9
NET CASH USED IN INVESTING ACTIVITIES	(4,687)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	12,420
Repayments of line of credit	(11,611)
Payments of other long term liabilities	(163)
Distributions to members	(1,636)
Proceeds from membership units issued	5
NET CASH USED IN FINANCING ACTIVITIES	(985)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(36)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$806
Income taxes paid	$5
SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
Right of use assets acquired through a finance lease	$62

                Exhibit 99.2

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED NOTES TO FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 (in thousands) (unaudited)
1.    Description of Business
Flatrock Compression Holdings, LLC (the “Company,” “Flatrock” “we,” “us” or “our”, a Delaware limited liability company), was formed on March 5, 2024, for the purpose of holding the assets and liabilities acquired through a business combination which was effective as of April 1, 2024. The business combination consisted of the acquisition all of the outstanding equity securities of the below entities (collectively, the “Acquired Companies”).
•Flatrock Compression, Ltd., a Texas limited partnership
•Liftrock, LLC (“Liftrock”), a Texas limited liability company wholly owned by Flatrock Compression, Ltd.
•FC GP, LLC (“FCGP”), a Texas limited liability company
•K-19 Partners LLC (“K-19”), a Delaware limited liability company
•FGP Capital, LLC (“FGP”), a Delaware limited liability company
Prior to the business combination, there was no business activity conducted by the Company. The Acquired Companies collectively comprise the business activities of leasing compressors for oil and natural gas production and providing compressor repair and maintenance services. Liftrock, with its proprietary QuickSet skid, is also engaged in the business of leasing equipment. The Company operates in oil and gas producing areas primarily in Texas. Subsequent to the business combination, FCGP, K-19, and FGP were absorbed into Flatrock Compression Holdings, LLC.
2.    Summary of Significant Accounting Policies
Principals of Consolidation and Basis of Presentation
The accompanying Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and include the accounts of Flatrock Compression Holdings, LLC, and those of the Acquired Companies. All significant intercompany accounts and transactions for the period presented have been eliminated in consolidation.
These financial statements include all adjustments, consisting of normal recurring adjustments, considered necessary for the fair presentation of our financial position as of March 31, 2026, and the results of our operations for the three months ended March 31, 2026. The accompanying Condensed Consolidated Financial Statements do not include all disclosures normally required by GAAP. These financial statements should be read in conjunction with the Audited Consolidated Financial Statements for the year ended December 31, 2025 (Exhibit 99.1). In our opinion, the Condensed Consolidated Financial Statements provide a fair representation of our financial position, results of operations, changes in members’ equity and cash flows for the periods presented.
The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2026.
3.    Trade Accounts Receivable
The following table summarizes our trade accounts receivable from customers as March 31, 2026:

Trade accounts receivable	$3,266
Less: Provision for credit losses	(262)
Total trade accounts receivable, net	$3,004
Our trade accounts receivable consist of customer obligations due under normal trade terms for operating leases for the use of our compressors and the sales of services and parts. We recorded a provision for credit losses of less than $0.1 million for the three months ended March 31, 2026. Management believes that the overall provision for credit losses is adequate; however, actual write-offs may exceed the recorded allowance.

                Exhibit 99.2

Major Customers and Concentration of Credit Risk
For the three months ended March 31, 2026, the Company had two customers whose consolidated revenues represented approximately 46% of total revenues. The total accounts receivable due from these customers as of March 31, 2026, was approximately 49% of total accounts receivable.
4.    Inventory
The following table summarizes the components of our inventory, net of allowance for obsolescence as of March 31, 2026:

Parts and supplies	$7,344
Allowance for obsolescence	(547)
Total inventory	$6,797
5.    Property and Equipment
The following table summarizes our property and equipment as of March 31, 2026:

Compressor units	$64,279
Work-in-progress	4,171
Land	40
Building and leasehold improvements	378
Vehicles and other equipment	6,776
Less: Accumulated depreciation	(17,861)
Total	$57,783
Depreciation expense for property and equipment was $2.1 million for the three months ended March 31, 2026.
6.    Goodwill
Our goodwill asset arose in connection with business combination transaction described in Note 1. During the first quarter of 2026, there were no indicators of impairment of our goodwill asset.
7.    Intangible Assets
Intangible assets include customer relationships, tradenames for Flatrock and Liftrock and a patent for certain Liftrock technology. These acquired intangible assets were recorded at fair value determined in the business combination transaction described in Note 1.
The following table summarizes our intangible assets, all of which are amortizable, as of March 31, 2026:

Customer relationships	$2,090
Tradenames	1,872
Patent	1,180
5,142
Less: Accumulated amortization	(1,243)
Total	$3,899

                Exhibit 99.2

Estimated amortization expense for our intangible assets for each of the subsequent five fiscal years ended December 31, and thereafter, is as follows:

2026	$467
2027	621
2028	621
2029	308
2030	204
Thereafter	1,678
Total	$3,899
Amortization expense for intangible assets was $0.4 million for the three months ended March 31, 2026.
8.    Supplemental Balance Sheet Disclosures
The following table summarizes the components of other assets as of March 31, 2026:

Finance lease assets, net	$1,142
Operating lease assets, net	100
$1,242
The following table summarizes the components of accrued liabilities as of March 31, 2026:

Accrued purchases	$75
Compensation	687
Current lease liabilities	546
Interest	262
Sales taxes	184
Other	150
$1,904
9.    Line of Credit
The Company had a credit and security agreement with Regions Bank to provide for a $75.0 million revolving line of credit maturing on April 1, 2027 (the “Credit Agreement”). The Credit Agreement permits borrowings up to the available credit or maximum borrowing base which is based on the valuation of certain assets and redetermined monthly. Borrowings are collateralized by substantially all assets of the Company, including a lien on all revenue, equipment, inventory, and deposit accounts. The line of credit requires monthly payments of interest based on the outstanding balance using the variable rate of 3.25% plus the daily simple Secured Overnight Financing Rate (“SOFR”) (effective rate of 6.76% at March 31, 2026).
The Credit Agreement provides for covenants, which among others, include restrictions on additional indebtedness and the maintenance of prescribed financial ratios. As of March 31, 2026, we were in compliance with all such covenants.

                Exhibit 99.2

As of March 31, 2026, the outstanding balance under the Credit Agreement was $42.6 million. The balance is presented as a current liability as the Credit Agreement is subject to certain lockbox arrangements and subjective acceleration clauses that preclude long-term classification. In connection with the Credit Agreement, the Company incurred $0.3 million of debt issuance costs, which are presented in Prepaid expenses, and amortized over the term of the Credit Agreement using the effective interest rate method. As of March 31, 2026, the unamortized balance of the debt issue costs was approximately $0.1 million which is included in Prepaid expenses on the Consolidated Balance Sheet. Amortization of debt issuance costs of less than $0.1 million was reflected in interest expense for the three months ended March 31, 2026.
10.    Commitments and Contingencies
From time to time, we are a party to various claims and legal proceedings arising from our operations in the ordinary course of our business. We are not currently a party to any material legal proceedings, and we are not aware of any threatened material litigation. While the outcome of any potential claims and legal proceedings against us cannot be predicted with certainty, we have concluded that it is not considered reasonably possible that a loss resulting from any such claims or proceedings in excess of any amounts accrued has been incurred that is expected to have a material adverse effect on our financial position, results of operations or cash flows.
11.    Members’ Equity
As of March 31, 2026, the Company had three classes of equity interests outstanding: Class A Units, Class B Units, and Class C Units.
Class A Units represent the Company’s primary equity ownership. The holders are entitled to voting, economic, and management rights. Holders of Class A Units are entitled to receive priority distributions, including return of capital and a cumulative annual preferred return of 10% on unreturned capital, prior to any participation by Class B or Class C Unit holders. As of March 31, 2026, a total of 32,728,920 Class A Units were issued and outstanding. The preferred return for Class A Units is calculated at 10% per annum on the unreturned capital contributions of the holders of Class A Units. The return accrues on a cumulative, non-compounding basis and is calculated from the date of capital contribution. Distributions of approximately $1.6 million were made to Class A Unitholders during the period ended March 31, 2026 consisting of return payments against the preferred return. There was no unpaid preferred return as of March 31, 2026.
Class B Units are non-voting and represent profits interests issued to a single equity holder. The Class B Unit holder is entitled to distributions only after the return of capital and preferred return to Class A Unit holders and any applicable distributions to Class C Unit holders. As of March 31, 2026, 10,000 Class B Units were issued and outstanding.
Class C Units are non-voting incentive units issued through the Company’s management equity plan. These interests are designed to align management’s interests with the long-term performance of the Company and may be granted to executives and other service providers, subject to approval by the Board. As of March 31, 2026, 200,000 Class C Units were issued and outstanding. Class C Units are subject to time and performance-based vesting terms, which are governed by individual award agreements. Unvested Class C Units may be forfeited upon certain termination events.
The Company may repurchase vested Class C Units upon a change in control or other repurchase events. The Board is authorized to approve additional units for issuance under the plan in limited amounts, not to exceed 10% of the Company’s outstanding units. The Class C Units were granted with a participation threshold that requires the return of capital and a preferred return to other unitholders prior to any distributions being made in respect of the Class C Units. As of the grant date, any potential compensation cost of the Class C Units was determined not to be material due primarily to the threshold provisions and other rights and restrictions attached to the units. Accordingly, no stock-based compensation expense was recognized during the period ended March 31, 2026.

                Exhibit 99.2

12.    Subsequent Events
On June 12, 2026, Flatrock, the holders of all of the membership interests of Flatrock (each, a “Seller” and, collectively, the “Sellers”), and Mule Deer Sky LLC, a Texas limited liability company, solely in its capacity as the Sellers Representative executed a Securities Purchase Agreement with Natural Gas Services Group, Inc. (“NGS”), whereby Flatrock was acquired by NGS (the “Acquisition”). NGS provided consideration to the Sellers of approximately $119 million in connection with the Acquisition including approximately $109 million in cash and unregistered shares of NGS common stock valued at $10 million. The cash consideration included approximately $45.7 million to settle the Company’s outstanding principal and interest obligations under the Credit Facility concurrent with the closing of the Acquisition.
We have evaluated all events subsequent to the balance sheet date as of March 31, 2026 and through the date this report was issued and determined that, other than the acquisition by NGS, there have been no other events that would require adjustments or additional disclosures to our Consolidated Financial Statements.